EXHIBIT 5.1

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April 8, 2024

Ainos, Inc.

8880 Rio San Diego Drive, Ste. 800

San Diego, CA 92108

Ladies and Gentlemen:

We are acting as special securities counsel for Ainos, Inc., a Texas corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-1 to be filed under the U.S. Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “SEC”) on or about April 8, 2024 (such registration statement, the “Registration Statement”) relating to the offering and resale by the selling stockholders, Lind Global Fund II LP (“Lind”), Maxim Partners, LLC (“Maxim”) and Brookline Capital Markets, a division of Arcadia Securities, LLC, (together with its affiliates, “Brookline”) (collectively, the “Selling Shareholders”) of up to 4,430,732 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), as follows:

(a)  up to 3,400,000 shares of Common Stock (the “Note Shares”) issuable upon the conversion of a remaining portion of a convertible promissory note issued to Lind on September 28, 2023 and amended on Januay 23, 2024 (the “Note”), representing a good faith estimate of the maximum number of shares of common stock issuable thereunder;

(b)  1,021,4000 shares of Common Stock (the “Lind Warrant Shares”) issuable upon exercise of a common stock purchase warrant issued to Lind (the “Lind Warrant”); and

(c)  up to 9,332 shares of Common Stock (the “Placement Agent Warrant Shares,” and, together with the Lind Warrant Shares, the “Warrant Shares”) (the Warrant Shares and the Note Shares collectively, the “Shares”) issuable upon exercise of common stock purchase warrants issued to Maxim and Brookline (the “Placement Agent Warrants” and, together with the Lind Warrant, the “Warrants”).

In reaching the opinions set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Restated Certificate of Formation of the Company, dated April 15, 2021, (ii) the Bylaws of the Company, dated effective September 28, 2022, (iii) the Registration Statement, (iv) the prospectus contained within the Registration Statement, (v) the Securities Purchase Agreement between Lind and the Company, dated September 25, 2023, as amended on January 23, 2024, (vi) the Placement Agent Agreement between Maxim and the Company, dated September 25, 2023, (vii) the Lind Warrant, (viii) the Placement Agent Warrant, (ix) Note and (x) such other corporate records, agreements, documents and instruments and certificates or comparable documents of public officials and officers and representatives of the Company as we have deemed necessary or appropriate for the expression of the opinions contained herein.

In rendering the opinions contained herein, we have assumed the genuineness of all signatures on all documents examined by us, the legal capacity of all natural persons signing such documents, the due authority of all parties, other than the Company, signing such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

In addition, we have assumed that: (a) the Registration Statement becomes and remains effective, and the prospectus which is a part of the Registration Statement, and the prospectus delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion, (b) the Shares will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto, and (c) all offers and sales of the Shares will be made in compliance with the securities laws of the states having jurisdiction thereof.

Baker & McKenzie LLP is a member of Baker & McKenzie International.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1.	The Warrant Shares which may be issued from time to time upon the exercise of the Warrants have been duly and validly authorized and, upon exercise of the Warrants and payment of the exercise price in accordance with the terms and conditions thereof, and assuming no change in the applicable law or facts, the Warrant Shares will be validly issued, fully paid and non-assessable.

2.	The Note Shares which may be issued from time to time upon the conversion of the Note have been duly and validly authorized and, when issued upon conversion of the Note in accordance with the terms and conditions thereof, and assuming no change in the applicable law or facts, the Note Shares will be validly issued, fully paid and non-assessable.

We express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock for future issuance, future issuances of securities of the Company and/or adjustments to outstanding securities of the Company cause such Note or Warrants to be convertible or exercisable, as applicable, into more shares of the Common Stock than the number that then remain authorized but unissued.

The opinions expressed above are limited to the Texas Business Organizations Code (excluding the securities laws thereof), the laws of the State of New York (excluding the securities laws thereof) and the federal laws of the United States of America. We do not purport to cover herein the application of the securities or “Blue Sky” laws of the various states.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

/s/ Baker & McKenzie LLP

BAKER & McKENZIE LLP

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